November 20, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

We have read Amendment No. 1 of Bancorp 34's Form 8-K/A dated November 20, 2017, and agree with the statements made in the first through third paragraphs.

Respectfully yours,

Briggs & Veselka Co.
Houston, Texas